Exhibit 99.1

Nexeo Solutions, Inc. Reports
Fiscal Third Quarter 2016 Financial Results

Third Quarter 2016 Highlights (Versus Third Quarter 2015)

•	WL Ross Holding Corp. and Nexeo Solutions Holdings, LLC completed the merger on June 9, 2016.

•	Revenues of $865 million decreased 13% from $989 million last year.

•
Gross profit for the Predecessor was $75 million and for Successor was $19 million, a decrease of 15% from the prior year, or a decrease of 9% from the prior year after adjusting for merger-related items.

•	Gross profit margin decreased 40 bps, but improved 40 bps after adjusting for merger-related items.

•	Improvement in overall productivity with SG&A costs down 8% compared to the prior year or 9% excluding merger-related expenses.

•	Supplier announcements in the quarter included Green Biologics renewable n-butanol and acetone national authorization and an exclusive arrangement to distribute DSM's 3D printing filament.

THE WOODLANDS, TX - August 9, 2016 - Nexeo Solutions, Inc. (NASDAQ: NXEO) (the "Company" or "Nexeo Solutions"), a worldwide leader in chemical and plastics distribution, today announced its consolidated financial results for the three months ended June 30, 2016.

"We navigated a challenging market environment effectively, while continuing to improve the underlying business consistent with our strategy and long-term objectives," said David Bradley, President and Chief Executive Officer of Nexeo Solutions.

As announced previously, WL Ross Holding Corp. completed its business combination with Nexeo Solutions Holdings, LLC on June 9, 2016. As a result of the business combination, the Company’s financial information for the quarter is split into successor and predecessor periods. The predecessor period for this quarter includes operating activities from April 1 through June 8, 2016 of Nexeo Solutions Holdings, LLC, while the successor period includes the operating activities of WL Ross Holding Corp. for the three months ended June 30, 2016 and the operating activities of Nexeo Solutions Holdings, LLC from June 9 through June 30, 2016.

The Company reported sales and operating revenues of $214.3 million for Successor for the three months ended June 30, 2016 and $650.2 million for the Predecessor for the period from April 1 through June 8, 2016, compared to $988.8 million for the same quarter from the prior year. This is down $124.3 million, or 12.6%, compared to prior year, largely due to lower average selling prices in both the chemicals and plastics businesses and lower sales volumes as a result of weaker industrial demand during the quarter.

Gross profit was $18.8 million for the Successor for the three months ended June 30, 2016 and was $75.4 million for the Predecessor for the period from April 1 through June 8, 2016, compared to $111.3 million for the same quarter from the prior year. Included in the gross profit for the Successor were charges totaling $7.3 million relating primarily to the step up in inventory from the purchase accounting adjustments in connection with the business combination. The primary driver behind the decline in gross profit was the decline in sales volumes resulting from weaker industrial demand. Purchase accounting adjustments recorded in the three months ended June 30, 2016 for the Successor are preliminary and changes stemming from the completion of fair value assessments in future periods could be material.

Net loss was $15.5 million for the Successor for the three months ended June 30, 2016 and $20.2 million for the Predecessor in the period from April 1 through June 8, 2016, compared to net income of $18.8 million for the same quarter in the prior year. However, Adjusted EBITDA was $14.5 million for the Successor for the three months ended June 30, 2016 and $32.3 million for the Predecessor for the period April 1 through June 8, 2016 compared to $54.4 million for the same quarter from the prior year. Included in Adjusted EBITDA in the fiscal third quarter of 2015 was $8.0 million of other income related to the final escrow settlement in the CSD acquisition. For a description of Adjusted EBITDA and a reconciliation to its nearest comparable GAAP measure, please read "Non-GAAP Financial Measures."

Company Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended June 30, 2016 (Successor) with the three months ended June 30, 2015 (Predecessor). Changes between periods primarily relate to the fact that the three months ended June 30, 2016 for the Successor only includes 22 days of the acquired business' operating activities as a result of the completion of the business combination on June 9, 2016.

	Successor	Predecessor
	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Period Over Period Favorable (Unfavorable)
(in millions)			$ Change	% Change
Chemicals
Sales and operating revenues	$94.2	$482.6	$(388.4)	(80.5)%
Gross profit	$9.6	$59.9	$(50.3)	(84.0)%
Plastics
Sales and operating revenues	$109.9	$477.4	$(367.5)	(77.0)%
Gross profit	$6.7	$44.8	$(38.1)	(85.0)%
Other
Sales and operating revenues	$10.2	$28.8	$(18.6)	(64.6)%
Gross profit	$2.5	$6.6	$(4.1)	(62.1)%
Consolidated
Sales and operating revenues	$214.3	$988.8	$(774.5)	(78.3)%
Gross profit	$18.8	$111.3	$(92.5)	(83.1)%

Segment Highlights
Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended June 30, 2016 decreased $388.4 million, or 80.5%. Gross profit for the Chemicals line of business for the three months ended June 30, 2016 decreased $50.3 million, or 84.0%.
Plastics - Sales and operating revenues for the Plastics line of business for the three months ended June 30, 2016 decreased $367.5 million, or 77.0%. Gross profit for the Plastics line of business for the three months ended June 30, 2016 decreased $38.1 million, or 85.0%.
Other - Sales and operating revenues for the Other segment for the three months ended June 30, 2016 decreased $18.6 million, or 64.6%. Gross profit for the Other segment for the three months ended June 30, 2016 decreased $4.1 million, or 62.1%.

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the period April 1 through June 8, 2016 (Predecessor) with the three months ended June 30, 2015 (Predecessor). Changes between the periods relate to the fact that the period April 1 through June 8, 2016 for the Predecessor only includes 69 days of the Predecessor operating activities prior to the completion of the business combination on June 9, 2016.

	Predecessor
	April 1 Through June 8, 2016	Three Months Ended June 30, 2015	Period Over Period Favorable (Unfavorable)
(in millions)			$ Change	% Change
Chemicals
Sales and operating revenues	$298.7	$482.6	$(183.9)	(38.1)%
Gross profit	$38.8	$59.9	$(21.1)	(35.2)%
Plastics
Sales and operating revenues	$329.8	$477.4	$(147.6)	(30.9)%
Gross profit	$32.2	$44.8	$(12.6)	(28.1)%
Other
Sales and operating revenues	$21.7	$28.8	$(7.1)	(24.7)%
Gross profit	$4.4	$6.6	$(2.2)	(33.3)%
Consolidated
Sales and operating revenues	$650.2	$988.8	$(338.6)	(34.2)%
Gross profit	$75.4	$111.3	$(35.9)	(32.3)%

Segment Highlights
Chemicals - Sales and operating revenues for the Chemicals line of business for the period April 1 through June 8, 2016 decreased $183.9 million, or 38.1%. Gross profit for the Chemicals line of business for the period April 1 through June 8, 2016 decreased $21.1 million, or 35.2%.
Plastics - Sales and operating revenues for the Plastics line of business for the period April 1 through June 8, 2016 decreased $147.6 million, or 30.9%. Gross profit for the Plastics line of business for the period April 1 through June 8, 2016 decreased $12.6 million, or 28.1%.
Other - Sales and operating revenues for the Other segment for the period April 1 through June 8, 2016 decreased $7.1 million, or 24.7%. Gross profit for the Other segment for the period April 1 through June 8, 2016 decreased $2.2 million, or 33.3%.

Fiscal Year 2016 Update

For the first six months of fiscal year 2016 Adjusted EBITDA was $80.5 million. Predecessor Adjusted EBITDA for the period April 1 through June 8, 2016 was $32.3 million and Successor Adjusted EBITDA for the fiscal third quarter was $14.5 million. The Company updated Adjusted EBITDA guidance for the fiscal fourth quarter of 2016, to between $43 million and $48 million, and full year fiscal 2016 guidance to between $170 million and $175 million. Please refer to the reconciliation of Adjusted EBITDA to Net income (loss) included in this release.

Nexeo Solutions to Host Webcast on Tuesday, August 9, 2016 at 10am EDT (9am CDT)

The Company will host a webcast with investors at 10am EDT (9am CDT) on August 9, 2016 to discuss the results for the three months ended June 30, 2016.

PARTICIPANTS: ON THE MORNING OF THE CALL PLEASE USE THE LINK DIRECTLY BELOW TO REGISTER AND JOIN THE LIVE EVENT. AFTER THE LIVE EVENT, THIS LINK BECOMES THE ARCHIVE (RECORDING) LINK.
https://engage.vevent.com/rt/nexeojh~080916
Once registered, you will receive a confirmation email. Please refer to your confirmation email to join or click on the registration URL and enter your email address.

If for any reason you are unable to stream audio, you can listen to the audio via the telephone by calling:

•	US/Canada Attendee Backup Telephone: (877) 553-3226

•	International Toll Attendee Backup Telephone: (484) 365-2914

•	Conference ID: 60086336

Please test your connection prior to joining to ensure a successful user experience.

A replay of the webcast and relevant financial charts will also be available for access on the Company's Investor Relations website at www.nexeosolutions.com/financial-news-events/.

Basis of Presentation

As a result of the business combination, the Company was identified as the acquirer for accounting purposes, and the historical operations of Nexeo Solutions Holdings, LLC and its subsidiaries was deemed to be the accounting predecessor. The business combination was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting for the assets and liabilities of the acquired company that is based on the fair value of net assets acquired and liabilities assumed. As a result of the application of the acquisition method of accounting, the condensed consolidated financial statements for the Predecessor period and for the Successor period are presented on a different basis and are, therefore, not directly comparable without certain adjustments. However, in certain places in this press release, we have provided such analysis and comparison of the results compared the results of the Successor three months ended June 30, 2016 and the Predecessor period from April 1 through June 8, 2016 to the Predecessor three months ended June 30, 2015 because we believe this comparison is most useful in determining the results of the Company's operations compared to the same period last year.

Non-GAAP Financial Measures
The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company and can facilitate comparisons across periods. Certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our New Credit Facilities.
The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. Management believes that Adjusted EBITDA is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

A reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP measure, is included at the end of this release.

About Nexeo Solutions, Inc.
Nexeo Solutions, Inc. is a large global chemical and plastics distributor with a centralized business model. With operations worldwide, Nexeo Solutions offers approximately 23,000 products used in a broad cross-section of industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare and automotive. Nexeo Solutions distributes these products in North America, EMEA and Asia. The Company provides broad logistics capabilities, in-depth market knowledge, dedicated technical expertise and environmental services. As a public company employing approximately 2,550 employees, Nexeo Solutions connects a network of approximately 1,300 suppliers with a diverse base of approximately 27,500 customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements
This press release contains statements related to the Company’s future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this presentation by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” Although the forward-looking statements contained in this presentation reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. Our future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in our SEC filings, including in the sections entitled “Risk Factors” in our SEC filings.

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions, except share amounts and par value)

	Successor	Predecessor
	June 30, 2016	September 30, 2015
Current Assets
Cash and cash equivalents	$38.6	$127.7
Accounts and notes receivable (net of allowance for doubtful accounts of $0.1 million and $3.8 million, respectively)	475.9	508.7
Inventories	321.5	325.1
Other current assets	21.8	22.0
Total current assets	857.8	983.5

Non-Current Assets
Property, plant and equipment, net	339.1	231.2
Goodwill	693.4	373.7
Other intangible assets, net of amortization	216.2	111.4
Deferred income taxes	1.6	0.3
Other non-current assets	9.9	8.8
Total non-current assets	1,260.2	725.4
Total Assets	$2,118.0	$1,708.9

Current Liabilities
Short-term borrowings and current portion of long-term debt and capital lease obligations	$50.0	$72.4
Accounts payable	313.6	326.6
Accrued expenses and other liabilities	47.9	63.9
Income taxes payable	1.3	2.5
Total current liabilities	412.8	465.4

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	780.6	854.4
Deferred income taxes	39.8	91.5
Due to related party pursuant to contingent consideration obligations	142.2	—
Other non-current liabilities	5.4	12.6
Total non-current liabilities	968.0	958.5
Total Liabilities	1,380.8	1,423.9

Commitments and contingencies (see Note 13)

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of June 30, 2016)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized, 89,222,418 shares issued and outstanding as of June 30, 2016)	—	—
Additional paid-in capital	757.7	—
Series A membership interest	—	490.4
Series B membership interest	—	5.1
Accumulated deficit	(18.3)	(162.9)
Accumulated other comprehensive loss	(2.2)	(47.6)
Total equity	737.2	285.0
Total Liabilities and Equity	$2,118.0	$1,708.9

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except share and per share data)

	Successor		Predecessor
	Three Months Ended June 30, 2016	Nine Months Ended June 30, 2016	April 1 Through June 8, 2016	October 1, 2015 Through June 8, 2016	Three Months Ended June 30, 2015	Nine Months Ended June 30, 2015

Sales and operating revenues	$214.3	$214.3	$650.2	$2,340.1	$988.8	$3,019.3
Cost of sales and operating expenses	195.5	195.5	574.8	2,068.2	877.5	2,716.8
Gross profit	18.8	18.8	75.4	271.9	111.3	302.5
Selling, general and administrative expenses	19.1	19.2	57.5	208.9	82.9	248.5
Transaction related costs	15.9	18.0	26.1	33.4	—	0.1
Change in fair value of contingent consideration obligations	(2.3)	(2.3)	—	—	—	—
Operating income (loss)	(13.9)	(16.1)	(8.2)	29.6	28.4	53.9
Other income	—	—	0.3	2.9	8.4	9.1
Interest income (expense)
Interest income	0.3	0.9	—	0.1	—	0.1
Interest expense	(3.2)	(3.2)	(11.2)	(42.3)	(16.2)	(48.9)
Income (loss) from continuing operations before income taxes	(16.8)	(18.4)	(19.1)	(9.7)	20.6	14.2
Income tax expense (benefit)	(1.3)	(1.3)	1.1	4.2	1.8	2.7
Net income (loss) from continuing operations	(15.5)	(17.1)	(20.2)	(13.9)	18.8	11.5
Net income (loss) from discontinued operations, net of tax	—	—	—	0.1	—	(0.8)
Net income (loss)	$(15.5)	$(17.1)	$(20.2)	$(13.8)	$18.8	$10.7

Net loss per share available to common shareholders
Basic and diluted	$(0.45)	$(0.81)
Weighted average number of common shares outstanding
Basic and diluted	34,072,056	21,241,897

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Successor	Predecessor
	Nine Months Ended June 30, 2016	October 1, 2015 Through June 8, 2016	Nine Months Ended June 30, 2015

Cash flows from operating activities
Net income (loss) from continuing operations	$(17.1)	$(13.9)	$11.5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4.3	37.7	39.6
Debt issuance costs amortization and original issue discount amortization	(0.4)	6.1	6.5
Non-cash transaction costs	12.8	—	—
Provision for bad debt	0.1	1.2	0.3
Inventory impairment	—	—	1.6
Deferred income taxes	(1.9)	1.1	2.0
Equity-based compensation charges	0.3	2.7	0.9
Change in fair value of contingent consideration obligations	(2.3)	—	—
Gain on sale of property and equipment	—	(2.0)	(1.0)
Gain on debt extinguishment, net	—	(0.6)	—
Changes in operating assets and liabilities:
Accounts and notes receivable	(6.0)	34.4	77.3
Inventories	7.0	8.4	10.9
Other current assets	2.8	(4.1)	6.5
Accounts payable	(27.3)	13.4	(63.2)
Related party payable	—	(0.3)	(1.6)
Accrued expenses and other liabilities	(2.6)	(9.7)	4.0
Changes in other operating assets and liabilities, net	0.3	(4.9)	(1.7)
Net cash provided by (used in) operating activities from continuing operations	(30.0)	69.5	93.6
Net cash provided by (used in) operating activities from discontinued operations	—	0.1	(0.6)
Net cash provided by (used in) operating activities	(30.0)	69.6	93.0
Cash flows from investing activities
Additions to property and equipment	(1.4)	(14.2)	(27.3)
Proceeds from the disposal of property and equipment	—	2.4	2.3
Proceeds drawn from trust account	501.1	—	—
Cash consideration paid for Business Combination, net of cash acquired	(360.6)	—	—
Net cash provided by (used in) investing activities	139.1	(11.8)	(25.0)
Cash flows from financing activities
Proceeds from issuance of common stock	234.9	—	—
Redemption of common stock	(298.5)	—	—
Proceeds from Sponsor convertible note and Sponsor promissory note	0.7	—	—
Repayment of Sponsor convertible notes and Sponsor promissory note	(1.0)	—	—
Repurchases of membership units	—	(0.1)	—
Tax distributions associated with membership interests	—	—	(0.1)
Purchase of additional equity interest in Nexeo Plaschem	—	—	(34.3)
Proceeds from short-term debt	4.9	20.9	36.9
Repayment of short-term debt	(1.7)	(17.1)	(47.6)
Proceeds from issuance of long-term debt	823.6	292.1	494.3
Repayment of long-term debt and capital lease obligations	(41.0)	(417.3)	(514.6)
Repayment of Predecessor long-term debt	(767.3)	—	—
Cash paid for debt issuance costs	(25.3)	—	—
Net cash used in financing activities	(70.7)	(121.5)	(65.4)
Effect of exchange rate changes on cash and cash equivalents	—	0.3	(1.8)
Increase (decrease) in cash and cash equivalents	38.4	(63.4)	0.8
Cash and cash equivalents at the beginning of the period	0.2	127.7	88.2
Cash and cash equivalents at the end of the period	$38.6	$64.3	$89.0

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$7.2	$32.9	$39.6
Cash paid during the period for taxes	$1.5	$3.4	$4.0
Supplemental disclosure of non-cash operating activities:
Non-cash payment of deferred underwriting fees	$18.3	$—	$—
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures, including capital leases	$1.2	$16.5	$2.3

Nexeo Solutions, Inc.
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Predecessor				Successor
	Q4 FY 2015	Q1 FY 2016	Q2 FY 2016	April 1 Through June 8, 2016 (6)	Q1 FY 2016 (7)	Q2 FY 2016 (7)	Q3 FY 2016 (8)	June 30, 2016 LTM
Net income (loss)	$9.7	$4.3	$2.1	$(20.2)	$(0.1)	$(1.5)	$(15.5)	$(21.2)
Net income from discontinued operations	—	—	(0.1)	—	—	—	—	(0.1)
Interest expense, net	15.9	15.6	15.4	11.2	(0.2)	(0.4)	2.9	60.4
Income tax expense (benefit)	1.2	1.3	1.8	1.1	—	—	(1.3)	4.1
Depreciation and amortization	13.1	13.6	13.8	10.3	—	—	4.3	55.1
EBITDA from continuing operations	39.9	34.8	33.0	2.4	(0.3)	(1.9)	(9.6)	98.3
Management add-backs (1)	2.9	1.6	1.3	1.9	—	0.1	0.6	8.4
FY 2015 special one-time compensation incentives (2)	8.9	—	—	—	—	—	—	8.9
Foreign exchange (gains) losses, net (3)	1.3	0.5	(0.3)	1.3	—	—	0.4	3.2
Management fees (4)	1.1	0.9	0.8	0.5	—	—	—	3.3
Compensation expense related to management equity plan (non-cash)	0.3	0.3	0.3	0.1	—	—	0.3	1.3
Inventory step up	—	—	—	—	—	—	6.9	6.9
Transaction and other one-time costs (5)	—	1.0	6.3	26.1	0.3	1.8	15.9	51.4
Adjusted EBITDA from continuing operations	$54.4	$39.1	$41.4	$32.3	$—	$—	$14.5	$181.7

(1)	Management adjustments associated with integration, transition, restructuring and transformational activities.

(2)	Special one-time compensation incentive approved by the Compensation Committee for fiscal year 2015 performance.

(3)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating company performance and facilitate more meaningful comparisons of performance to other fiscal periods.

(4)	Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P. In connection with the business combination, this agreement was terminated.

(5)
Includes professional and transaction costs related to potential acquisitions and other one-time items. Management believes these are primarily one-time adjustments related to the business combination.

(6)	Includes 69 days of operating activities.

(7)	On June 9, 2016, the Board of Directors approved a change in fiscal year end of the Company from December 31 to September 30. The periods above reflect a September 30 fiscal year end of the Successor.

(8)	Includes 22 days of the acquired business' operating activities.

Nexeo Solutions, Inc.
Full Year Adjusted EBITDA(1) Guidance
(Unaudited, in millions)

	Predecessor			Successor
	Q1 FY 2016	Q2 FY 2016	April 1 Through June 8, 2016(2)	Q3 FY 2016 (3)	Q4 FY 2016	FY 2016	FY 2017
Net income (loss)	$4	$2	$(20)	$(16)	$ 11-16		$ 50-65
Interest expense, net	16	15	11	3	13		50
Income tax expense (benefit)	1	2	1	(1)	2		28
Depreciation and amortization	14	14	10	4	17		72
EBITDA	35	33	2	(10)	43-48		200-215
Addback adjustments (1)	4	8	30	25	—		—
Adjusted EBITDA	$39	$41	$32	$15	$ 43-48	$ 170-175	$ 200-215

(1) Adjusted EBITDA is a non-GAAP measure. See Adjusted EBITDA Reconciliation for a reconciliation of Adjusted EBITDA to net income.
(2) Includes 69 days of operating activities.
(3) Includes 22 days of the acquired business' operating activities.